EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

We, Maria M. Pope, President and Chief Executive Officer, and Joseph R. Trpik, Senior Vice President, Finance and Chief Financial Officer, of Portland General Electric Company (the “Company”), hereby certify that the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on February 14, 2025 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARIA M. POPE	/s/ JOSEPH R. TRPIK
Maria M. Pope	Joseph R. Trpik
President and Chief Executive Officer	Senior Vice President, Finance and Chief Financial Officer

Date: February 13, 2025	Date: February 13, 2025